Exhibit 99.1
                                                      Page 1 of 1
                         CTG RESOURCES, INC.
                    Quarterly Report on Form 10-Q
                            Exhibit Index

                     Quarter Ended March 31, 1999

                                                       Document
       Item                 Description              Description
   ------------             -----------              ------------

   99(1)       Exhibit Index                            Ex-99.1

   10(131)     Fifth Amendment to the Connecticut       Ex-10.131
               Natural Gas Corporation Officers'
               Retirement Plan and Deferred
               Compensation Plan Trust Agreement

   10(132)     Connecticut Natural Gas Corporation      Ex-10.132
               Deferred Compensation Plan

   10(133)     First Amendment to Connecticut           Ex-10.133
               Natural Gas Corporation Deferred
               Compensation Plan

   10(134)     Connecticut Natural Gas Corporation      Ex-10.134
               Deferred Compensation Plan Trust
               Agreement
   10(135)     First Amendment to Connecticut           Ex-10.135
               Natural Gas Corporation Deferred
               Compensation Trust Agreement

   27          Financial Data Schedule                  Ex-27

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